EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS March 14, 2003

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Evergreen Resources, Inc., (the "Company"), of our audit, dated March 14, 2003, of the estimates of the net proved oil and gas reserves of the Company and their present values, as of December 31, 2001, included as Exhibit 22.0 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all references to our firm therein.

RESOURCE SERVICES INTERNATIONAL, INC.

/s/ Roland E. Blauer Roland E. Blauer President